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                                                                      EXHIBIT 15
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Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Commissioners:

We are aware that our report dated November 16, 1999, except for the information in Note 2 as to which the date is February 16, 2000, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries (the "Company") as of and for the thirteen and thirty-nine week periods ended October 30, 1999 and included in this Form 10-Q/A is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-
24518, 33-6965, 33-14049, 33-22844, 33-44041, 33-49871, 333-04927, 333-04941,
and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

April 14, 2000